UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 19, 2018
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2018, CAL Funding III Limited (“CAL Funding III”), a wholly-owned indirect subsidiary of CAI International, Inc. (the “Company”), issued $331,500,000 aggregate principal amount of 4.34% Series 2018-2 Fixed Rate Asset-Backed Notes, Class A and $12,000,000 aggregate principal amount of 5.22% Series 2018-2 Fixed Rate Asset-Backed Notes, Class B (collectively, the “Notes”), pursuant to a Note Purchase Agreement among CAL Funding III, Container Applications Limited, the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities LLC, MUFG Securities Americas Inc., BBVA Securities Inc. and Fifth Third Securities, Inc.  The net proceeds of the Notes will be used for general corporate purposes, including repayment of debt by the Company and offering costs.

The terms of the Notes are governed by the Indenture, dated July 6, 2017 (the “Indenture”), between CAL Funding III and Wells Fargo Bank, National Association, as indenture trustee (the “Trustee”), as supplemented by the Series 2018-2 Supplement to the Indenture, dated September 19, 2018 (the “Supplement”).  Principal and interest on the Notes is payable monthly commencing on October 25, 2018, with a scheduled maturity date of September 25, 2028 and a legal final maturity date of September 25, 2043, subject to mandatory prepayments and acceleration under certain circumstances.  The Notes are secured by a first priority security interest on all of the assets of CAL Funding III.  The transaction documents contain customary affirmative and negative covenants, representations and warranties, indemnification provisions and events of default, which are subject to certain conditions and exceptions.

The Notes were offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States in compliance with Regulation S under the Securities Act, and to other institutional accredited investors as defined in Rule 501 of Regulation D under the Securities Act.  The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction.

The foregoing description of the Notes, the Supplement and the other documents related to this transaction does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of these documents which are attached hereto as exhibits to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	Series 2018-2 Supplement, dated September 19, 2018, to Indenture dated July 6, 2017, between CAL Funding III Limited and Wells Fargo Bank, National Association.

99.1
Note Purchase Agreement, dated September 13, 2018, among CAL Funding III Limited, Container Applications Limited, CAI International, Inc., Wells Fargo Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities LLC, MUFG Securities Americas Inc., BBVA Securities Inc. and Fifth Third Securities, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: September 25, 2018	By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Chief Financial Officer